Exhibit 99.1

         Central Freight Lines, Inc. Reports First Quarter 2004 Results

    WACO, Texas, April 28 /PRNewswire-FirstCall/ -- Central Freight Lines, Inc. (Nasdaq: CENF) announced today its financial results for the quarter ended April 3, 2004.

    For the first quarter of 2004, operating revenue was $97.0 million on 66 working days, compared to operating revenue of $98.8 million on 67 working days for the first quarter of 2003. LTL revenue per hundredweight improved 3.1%, from $11.11 for the 2003 period to $11.45 for the 2004 period.

    Operating income for the first quarter of 2004 was $13,000, compared to operating income of $6.0 million for the first quarter of 2003. Operating income in the first quarter of 2003 included a $2.5 million pre-tax gain from amendments to a benefit plan. The Company's operating ratio (operating expenses as a percentage of operating revenue) was 100.0% for the first quarter of 2004, compared to 93.9% for the first quarter of 2003. A net loss of $1.1 million, or $0.06 per diluted share was realized in the first quarter of 2004. Pro forma net earnings for the first quarter of 2003 were $1.9 million, $0.16 per diluted share, using a pro forma tax rate of 39%, including an after-tax gain of $1.5 million resulting from the benefit plan amendments. Prior to November 1, 2003, the Company was an S corporation and federal income tax attributes flowed directly to stockholders.

    Central's President and Chief Executive Officer, Bob Fasso, commented:
"On March 16, 2004, we announced the acceleration of our expansion into the northwestern United States through the purchase of selected terminal network and rolling stock assets of Eastern Oregon Fast Freight, Inc., a non-union LTL carrier that operated in the states of Oregon, Washington, and Idaho. At the same time, we discussed our intention to complete a seamless service offering in substantially all of the commercial zones in the western two-thirds of the United States by initiating service in Colorado and Utah during the second quarter of 2004. We refer to the five-state region as our Northwest expansion."

    Mr. Fasso continued: "We targeted expansion in the Northwest as a growth priority because of strong freight flows in the Interstate 5 corridor and our desire to offer customers a superior service offering throughout the western two-thirds of the nation. Both direct and indirect costs from the expansion negatively affected our results in the first quarter. With the 2002 expansion into the Midwest and the Northwest expansion expected to be substantially completed in the first half of 2004, we believe that we are positioned to achieve substantial improvements in our operating results in the second half of 2004, with even greater improvements in 2005 and beyond."

    At April 3, 2004, Central's balance sheet reflected $26.7 million in cash, $45.7 million in long-term debt and capital lease obligations, including current portion, and $108.4 million in stockholders' equity.

    The Company expects earnings per diluted share for the second quarter of 2004 to be in the range of $0.04 to $0.08. Earnings per diluted share guidance for the full year 2004 remains unchanged at $0.36 to $0.46. The second quarter and full year guidance includes costs associated with the Northwest expansion, including Colorado and Utah.

    A conference call will be held 11:00 am (EDT) on Thursday, April 29 for stockholders and the investment community. Persons who wish to access and participate in the call may do so by dialing 1-800-556-3831, pass code 00399. Please dial in 5 to 10 minutes prior to the start of the call. A live webcast is also available at www.centralfreight.com and www.streetevents.com . For more information on how to access the webcast, and for statistical and financial information regarding the Company that is expected to be discussed during the conference call, please visit our website at www.centralfreight.com .

    A telephone replay will be available after 3:30 pm (EDT) on April 29. To access the replay, dial 1-888-641-9060. A replay of the call will also be available on demand at both web sites.


    Central Freight Lines, Inc. is a non-union less-than-truckload carrier specializing in regional overnight and second day markets. One of the 10 largest regional LTL carriers in the nation, Central provides regional, interregional, and expedited services, as well as value-added supply chain management, throughout the Midwest, Southwest, Northwest and West Coast, with expanded service planned for the western two-thirds of the nation in the near term. Utilizing marketing alliances, Central provides service solutions to the Great Lakes, Northeast, Southeast, Mexico and Canada.


    This release contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties are detailed from time to time in reports filed by the company with the Securities and Exchange Commission, including forms 8-K, 10-Q, 10-K and the recently filed Prospectus.


     Corporate Contact:
     Jeff Hale, Chief Financial Officer
     (480) 361-5295
     jhale@centralfreight.com


                 CENTRAL FREIGHT LINES, INC. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF OPERATIONS
                Quarters ended April 3, 2004 and April 5, 2003
           (Unaudited, dollars in thousands, except per share data)


                                                       2004           2003
                                                   -----------   ------------
     Working Days                                         66             67
                                                   -----------   ------------

    Operating revenues                              $ 97,038       $ 98,802
                                                   -----------   ------------
    Operating expenses:
     Salaries, wages and benefits*                    55,656         52,651
     Purchased transportation                         11,305          7,825
     Purchased transportation - related parties        2,277          6,206
     Operating and general supplies and expenses      18,580         17,695
     Operating and general supplies and expenses
      - related parties                                   95             35
     Insurance and claims                              3,744          2,879
     Building and equipment rentals                      929            828
     Building and equipment rentals
      - related parties                                  520            422
     Deprecation and amortization                      3,919          4,272
                                                   -----------   ------------
       Total operating expenses                       97,025         92,813
                                                   -----------   ------------
    Income from operations                                13          5,989

    Other expense:
     Interest expense                                   (205)          (977)
     Interest expense - related parties               (1,605)        (1,512)
                                                   -----------   ------------
       (Loss) income before income taxes              (1,797)         3,500

    Income tax:
     Income tax benefit (expense)                        668           (186)
                                                   -----------   ------------
       Net (loss) income                            $ (1,129)      $  3,314
                                                   ===========   ============
    Pro forma C Corporation data:
     Historical income before income taxes          $    ---       $  3,500
     Pro forma income tax expense                        ---         (1,560)
                                                   -----------   ------------

    Pro forma net income                            $    ---       $  1,940
                                                   ===========   ============
    (Loss) income per share:
    Basic                                              (0.06)          0.18 **
    Diluted                                            (0.06)          0.16 **
    Weighted average outstanding shares
     (in thousands):
    Basic                                             17,714         10,868
    Diluted                                           17,714         12,035

    * 1Q03 includes a $2,489 gain resulting from amendments to a benefit plan.

    ** Calculation based on pro forma net income.


                 CENTRAL FREIGHT LINES, INC. AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEETS
                     April 3, 2004 and December 31, 2003
             (Unaudited, dollars in thousands except share data)



                           Assets                      2004           2003
                                                  ------------   ------------
    Cash                                           $  26,747      $  41,493
    Accounts receivable                               52,735         51,864
    Other current assets                               9,789          8,298
    Deferred income taxes                              5,595          4,588
                                                  ------------   ------------
           Total current assets                       94,866        106,243

    Property and equipment, net                      122,167        114,693
    Goodwill                                           4,324          4,324
    Other assets                                       2,739          2,113
                                                  ------------   ------------
           Total assets                            $ 224,096      $ 227,373
                                                  ============   ============
            Liabilities and stockholders' equity
    Current maturities of long-term debt           $   6,036      $   6,375
    Notes payable                                      3,024            ---
    Trade accounts payable                            17,452         18,136
    Payables for related party transportation
     services                                          1,274          1,020
    Accrued expenses                                  25,775         27,207
                                                  ------------   ------------
           Total current liabilities                  53,561         52,738

    Long-term debt, excluding current maturities      16,750         19,988
    Related party financing                           22,920         23,154
    Other liabilities                                 22,473         23,055
                                                  ------------   ------------
           Total liabilities                         115,704        118,935
                                                  ------------   ------------
     Total stockholders' equity                      108,392        108,438
                                                  ------------   ------------
    Total liabilities and stockholders' equity     $ 224,096      $ 227,373
                                                  ============   ============

                 CENTRAL FREIGHT LINES, INC. AND SUBSIDIARIES
                             OPERATING STATISTICS
              (Amounts in thousands except where indicated by *)

                                                  First Quarter
                                       2004            2003        % Change
                                       ----            ----        --------
    Operating Ratio                   100.0%           93.9%

    Working days                         66              67         -1.5%

    LTL bills                        912.25          979.16         -6.8%
    Total bills                      920.98          989.03         -6.9%
    LTL tons                         401.97          419.97         -4.3%
    Total tons                       482.24          515.91         -6.5%
    LTL revenue per hundredweight*    11.45           11.11          3.1%
    LTL weight per bill (in pounds)*    881             858          2.7%
    Average length of haul
     (in miles)*                        466             421         10.7%
    Fuel surcharge as a % of
     total revenue*                     3.0%            3.2%



SOURCE  Central Freight Lines, Inc.
    -0-                             04/28/2004
    /CONTACT: Jeff Hale, Chief Financial Officer of Central Freight Lines, Inc., +1-480-361-5295, or jhale@centralfreight.com /
    /Photo:  http://www.newscom.com/cgi-bin/prnh/20040205/DACENTRALLOGO
             AP Archive:  http://photoarchive.ap.org
             PRN Photo Desk, photodesk@prnewswire.com /
    /Web site:  http://www.centralfreight.com
                http://www.streetevents.com /
    (CENF)

CO:  Central Freight Lines, Inc.
ST:  Texas
IN:  TRN
SU:  ERN ERP CCA MAV